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                         STROOCK & STROOCK & LAVAN LLP
                                180 Maiden Lane
                         New York, New York 10038-4982

                                                                  212-806-5598

June 16, 1998

VIA EDGAR
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Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  UCFC Funding Corporation(R)
       Manufactured Housing Contract Pass-Through
       Certificates, Series 1998-2
       Current Report on Form 8-K
       ------------------------------------------

Ladies and Gentlemen:

On behalf of UCFC Funding Corporation, a Louisiana corporation (the "Company"), we transmit herewith for filing under the Securities Exchange Act of 1934, as amended, a Current Report on Form 8-K of the Company, including the exhibits thereto.

Please acknowledge receipt of this transmission by notifying the person indicated in the "Notify" line in the submission header of the above-referenced filing.

Very truly yours,

/s/ Denise Apicella
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Denise Apicella